                                                                   Exhibit 10.32


DUPLICATE Original No. ______ of ______



February 28, 2000


Mr. Philippe P. LeGoff
c/o Mrs. Mathilde LeGoff
111 Avenue Briand
35000 Rennes
FRANCE

         RE: CONSULTING AGREEMENT BETWEEN PHILIPPE P. LEGOFF AND BOSTON SCIENTIFIC CORPORATION

This letter constitutes a Consulting Agreement ("Agreement") between you, Philippe P. LeGoff ("Consultant"), and Boston Scientific Corporation and its affiliated and associated companies (collectively "Boston Scientific").

1. FIELD OF CONSULTATION: To identify new business opportunities in the European Union and Eastern Europe (comprising Poland, Czech Republic, Croatia, Slovakia, Slovenia, and Hungary) which may be of interest to Boston Scientific and to advise Boston Scientific on emerging technologies and modalities applicable or potentially applicable to existing Boston Scientific business areas in the European Union and Eastern Europe.

2. CONTRACT LIAISON: The performance of Consulting Services (defined below) under this Agreement will be coordinated through Robert G. MacLean ("Mr. MacLean"), the Boston Scientific executive who has been designated as the Contract Liaison for this Agreement (the "Contract Liaison"). The Contract Liaison will direct the activities of Consultant and from time to time specify Consultant's assignments. If BSC designates a new Contract Liaison to replace Mr. MacLean, it will provide notice to Consultant. All reports, documents, and communications relating to the provision of the Consulting Services shall be transmitted to Boston Scientific through the Contract Liaison, or to persons designated by the Contract Liaison. Boston Scientific may designate a new Contract Liaison by written notice to Consultant. Robert G. MacLean can be reached by calling (508) 650-8481 (unless or until this number changes).

3. CONSULTING SERVICES: The Consultant is engaged to perform Consulting Services in the Field of Consultation as follows: (a) to assist in the identification, development and conduct of new and existing BSC business in the European Union and Eastern Europe, including, in particular, the identification of new business development opportunities in fields of current or potential interest to BSC; (b) to analyze and give advice to BSC in areas of current BSC business focus, with particular emphasis on the fields of endovascular aneurysmal repair, peripheral angioplasty, and stenting, endourological and gastrointestinal endoscopic procedures; and, (c) to perform other related tasks (the "Consulting Services") in consultation with and under the general direction of the Contract Liaison. BSC acknowledges that the Consulting Services will not be on a full-time basis and shall not exceed 800 hours per year, excluding travel time. Consultant will not be required to travel outside Europe, except for a maximum of four meetings per year.

4. TERM: The initial term of this Agreement shall be for a two-year period commencing March 1, 2000 and ending February 28, 2002 ("Term"). The Term may be extended by mutual written agreement of the parties for additional six (6) month periods, notice of the request for any such extension to be given by each party to the other no later than 30 days prior to the expiration of the applicable term.

5.       PAYMENT:

         (a) Boston Scientific will pay Consultant a retainer of Ninety-five Thousand Dollars and no cents ($95,000.00) per quarter for services performed by Consultant and related to Consulting Services. Payment for services shall be made by Boston Scientific within the first thirty (30) days of the commencement of each quarter. The first quarter will cover the period from March 1, 2000 to May 31, 2000 and payment will be due on or before April 15, 2000.

         (b) Boston Scientific will reimburse Consultant for reasonable expenses incurred while performing the Consulting Services. Generally, all reimbursement requests should be submitted for prior approval. Major expenses, including travel expenses, must be approved by the Contract Liaison in advance. Invoices and receipts must be submitted for all expenses whenever possible. Payment for expense reimbursement shall be made by Boston Scientific within thirty (30) days after receipt of Consultant's reimbursement request.

6. PERFORMANCE AND SUBSTANTIATION OF CONSULTING SERVICES: Consultant shall perform the Consulting Services requested by the Boston Scientific Contract Liaison during the Term of this Agreement. Consultant shall document and record all time spent in the performance of the Consulting Services to the reasonable satisfaction of the Boston Scientific Contract Liaison. This documentation shall be delivered to the Boston Scientific Contract Liaison in person or by fax on or before the first business day of each calendar quarter, such documentation to contain information for the prior quarter. The first such documentation shall be due on or before June 30, 2000.

7. TERMINATION OF CONSULTING SERVICES: This Agreement will become effective when signed by both parties and shall continue for the Term specified in Section 4, above. Should Consultant breach any of his obligations under Paragraphs 8, 10, 11, 13, 14 and 15, below, Boston Scientific may terminate this Agreement upon written notice to Consultant if any such breach is not remedied, so long as Boston Scientific shall have first given Consultant a thirty (30) day opportunity to cure any such breach. In the event of such termination, Boston Scientific will, as its sole and exclusive obligation, pay Consultant at the rate specified in Paragraph 5, above, for Services rendered up to Consultant's receipt of termination notice. Upon termination of this Agreement, Consultant shall promptly deliver to Boston Scientific all Boston Scientific Property, as defined in Section 9 below, including work in progress, which was furnished by Boston Scientific to Consultant. Boston Scientific may withhold final payment until receipt of all such Boston Scientific Property. Consultant's obligations under Sections 8, 10, 11, 12, 13, 14 and 15 hereof shall survive expiration or any termination of this Agreement. Consultant may terminate this Agreement at any time upon thirty (30) days prior written notice to BSC.

8.       CONFIDENTIAL INFORMATION:

         (a) "Boston Scientific Confidential Information" shall mean all information disclosed by Boston Scientific to Consultant, including without limitation, information relating to the Field of Consultation of this Agreement, and all other information regarding Boston Scientific's past, present, or future research, technology, know-how, ideas, concepts, designs, products, prototypes, processes, machines, manufacture, compositions of matter, business plans and operations, technical information, drawings, specifications, and the like, and any knowledge or information developed by Consultant as a result of work in connection with this Agreement, except information which:

               (i) is at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission by Consultant;

               (ii) is lawfully in the possession of Consultant prior to disclosure by Boston Scientific, as shown by Consultant's written records; or

               (iii) is lawfully disclosed to Consultant by a third party which did not acquire the same under an obligation of confidentiality from or through Boston Scientific, as shown by Consultant's written records.

         (b) Consultant will not, without the prior written consent of Boston Scientific, disclose any Boston Scientific Confidential Information to anyone for any reason at any time or use any Boston Scientific Confidential Information for any purpose, except as requested by Boston Scientific.

         (c) Consultant will not disclose to Boston Scientific any confidential or proprietary information belonging to any third party without the written consent of such party, or represent as being unrestricted any designs, plans, models, samples, or other writings or products that Consultant knows are covered by valid patent, copyright, or other forms of intellectual property protection.

9. BOSTON SCIENTIFIC PROPERTY: To the extent that it is provided, the parties agree that all tangible property provided to Consultant in connection with this Agreement, including without limitation all samples, reports, communications, drawings, notes, analyses and materials received from Boston Scientific or produced in connection with this Agreement (collectively, "Boston Scientific Property"), shall be and remain the exclusive property of Boston Scientific. Consultant agrees to keep and maintain in Consultant's custody and control any Boston Scientific Property that Consultant receives or develops during the term of this Agreement, and agrees to return or surrender to Boston Scientific all Boston Scientific Property upon termination of this Agreement or otherwise upon request by Boston Scientific.

10. DEVELOPMENT RIGHTS: Consultant shall, during the term of this Agreement and for a period of one (1) year thereafter, promptly report and disclose to Boston Scientific all improvements to Boston Scientific products tested and evaluated by Consultant and all ideas and concepts heard, developed or conceived, either alone or with others, including any ideas and concepts which result in new products or significant enhancements to existing products, while performing the Consulting Services ("Developments"). Developments shall be the sole and exclusive property of Boston Scientific and are hereby assigned to Boston Scientific without any additional payments to Consultant by Boston Scientific. It is understood that Boston Scientific shall have the right but not the obligation to initiate, prosecute, maintain and defend any and all patentable ideas and concepts with respect to Developments. Consultant shall provide reasonable assistance to Boston Scientific with respect to any such patents and patent applications, and shall execute all appropriate documents and assignments with respect to any such patents and patent applications. Consultant agrees not to assert any rights in law or in equity in the Developments.

11.      PUBLISHING: During the term of this Agreement and for a period of one
         (1) year thereafter, Consultant shall submit to Boston Scientific any paper Consultant intends to publish relating to the Field of Consultation of this Agreement, and shall not submit any such paper to a publisher or other party prior to the expiration of forty-five (45) days from the date an outline of the paper is submitted to Boston Scientific. If Boston Scientific determines in good faith during such period that publication or presentation of such paper would be detrimental to its intellectual property interests, Consultant shall work in good faith with Boston Scientific to retract or modify the paper to remove all language which is detrimental to Boston

         Scientific's intellectual property interests, or, in the alternative and at Boston Scientific's election, shall refrain from submitting such paper to a publisher or other party for an additional 120 days to permit Boston Scientific to file patent applications or take other steps to protect its intellectual property interests.

         During the term of this Agreement and for a period of one (1) year thereafter, Consultant shall also submit to Boston Scientific for review, on a confidential basis, any patent applications relating to the Field of Consultation naming Consultant as an inventor, either alone or with others, which Consultant or any third party intends to file with any U.S. or international patent offices in advance of the filing of any such application. Boston Scientific shall have thirty
         (30) days in which to review such applications. If Boston Scientific makes a good faith determination, within such period, that the filing of such an application would be contrary to its intellectual property rights set forth herein, Consultant shall amend, or cause to be amended, such proposed patent application to remove any language that is determined by Boston Scientific to be contrary to its intellectual property rights hereunder.

12. INDEMNIFICATION: Consultant agrees to defend, indemnify and hold Boston Scientific harmless from any and all suits, claims, actions, damages or losses whatsoever (including reasonable attorney's fees):

         (a) arising out of any claim that the use of the Developments by Boston Scientific infringes any patent or copyright or otherwise violates the rights of any third party; or resulting in any way from any act or omission of Consultant in his performance of the Consulting Services or his presence at a Boston Scientific facility.

         (b) Consultant agrees to indemnify and hold harmless Boston Scientific to the extent of any obligations imposed by law on Boston Scientific to pay any withholding taxes, social security, unemployment or disability insurance, or similar items in connection with any payment made to Consultant by Boston Scientific for Consultant's services provided hereunder.

13. NON-SOLICITATION OF BOSTON SCIENTIFIC EMPLOYEES: Consultant agrees that during the term of this Agreement and for a period of one (1) year after its termination, Consultant will not attempt to or actually solicit for hire any individual who was an employee of Boston Scientific within the twelve (12) month period immediately preceding the termination date of this Agreement, assist in the hiring away of any such employee by another person, or encourage any such employee to terminate his or her employment with Boston Scientific, whether directly or indirectly, unless the President of Boston Scientific or his designee shall have given prior written approval.

14.      CONSULTANT'S WARRANTIES: Consultant represents and warrants:

         (a) that Consultant has the unrestricted right to disclose any information it submits to Boston Scientific, free of all claims of third parties,

         (b) that such disclosures do not breach or conflict with any confidentiality provisions of any agreement to which Consultant is a party, and

         (c) that the services covered by this Agreement are not in violation of any other agreement with other parties or of any restrictions of any kind.

15. ABSENCE OF CONFLICTS: Consultant agrees and warrants that Consultant will not, during the term of this Agreement and for a period of one (1) year thereafter, work with any competitor on the development of any products which would be directly competitive with any existing or proposed Boston Scientific products of which Consultant is reasonably aware, or provide similar Consultantcy or consulting services relating to the Field of Consultation. Consultant further agrees to disclose to Boston Scientific, during the term of this Agreement, any services Consultant is providing to, or any arrangements Consultant has with, any competitor of Boston Scientific so that Boston Scientific can evaluate potential areas of conflict. For the purposes of this Paragraph, a "competitor" of Boston Scientific means any party in actual competition or intending or preparing to be in competition with Boston Scientific's products or business. Notwithstanding the foregoing, BSC acknowledges that Consultant will be establishing a Consulting Business that will not compete with BSC and that the establishment of that business is not a violation of this Agreement.

16. PRIMACY OF AGREEMENT: This Agreement supercedes and cancels all previous agreements and arrangements between Consultant and Boston Scientific relating to the Consultant's provision of Consulting Services. This Agreement may be changed only by a writing signed by both parties.

17. MISCELLANEOUS: This Agreement is made pursuant to the laws of the Commonwealth of Massachusetts and questions as to its validity and effect shall be governed thereby. Further, the Agreement is not assignable by Consultant, and shall inure to the benefit of Boston Scientific and its successors and assigns except that Consultant may assign this Agreement to any Consulting Business he creates and controls so long as Consultant continues personally to perform the Consulting Services. Consultant is an independent contractor; is responsible for paying all foreign, federal, state and local taxes, including but not limited to income, Social Security and unemployment taxes; and has no right to sign the name of or bind Boston Scientific in any manner. No failure of either party to enforce any right under this Agreement shall be deemed a waiver thereof.

18. NOTICE: Any notice or communication required or permitted to be given by either party under the terms of this Agreement shall be deemed sufficiently given if mailed by registered mail or by a nationally recognized courier who guarantees overnight delivery and addressed as follows:

         TO BOSTON SCIENTIFIC                        TO CONSULTANT

         Robert G. MacLean                           Philippe P. LeGoff
         Senior Vice President                       c/o Mathilde LeGoff
         Human Resources                             111 Avenue Briand
         Boston Scientific Corporation               35000 Rennes, FRANCE
         One Boston Scientific Place
         Natick, MA  01760-1537

         WITH A COPY TO:

         General Counsel                             Russell F. Conn, Esq.
         Boston Scientific Corporation               Conn, Kavanaugh, Rosenthal,
         One Boston Scientific Place                    Peisch & Ford, L.L.P.
         Natick, MA  01760-1537                      Ten Post Office Square
                                                     Boston, MA  02109
                                                     (617) 482-8299
                                                     - and -
                                                     Mathys Schmid & Partners
                                                     Attn:  Dr. Peter Mathys
                                                     Dufourstrasse 5
                                                     Basel, Switzerland


         If the foregoing accurately represents our agreement, please sign at the appropriate place and return one copy of this Agreement to me.

BOSTON SCIENTIFIC CORPORATION

Name: Robert G. MacLean                  Title: Senior Vice President,
                                                Human Resources

Name:                                    Date:
      ------------------------                  --------------------------
         (Signature)

AGREED TO, ACCEPTED AND ACKNOWLEDGED:

Name: Philippe P. LeGoff


Name:                                    Date:
      ------------------------                  --------------------------
         (Signature)